Exhibit 99.1

For Immediate Release

Veracyte Appoints Keith Kennedy as Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., November 21, 2016 --- Veracyte, Inc. (NASDAQ: VCYT), a genomic diagnostics company that reduces unnecessary surgeries and healthcare costs by resolving diagnostic uncertainty, today announced the appointment of Keith Kennedy as chief financial officer. Mr. Kennedy, the former president and chief executive officer of MCG Capital Corporation (NASDAQ: MCGC), will join Veracyte effective December 6, 2016.

“With three commercial products and a strong financial foundation, we believe Veracyte is well-positioned for profitable growth as we target a combined market opportunity of over $2 billion,” said Bonnie Anderson, the company’s president and chief executive officer. “Keith’s deep expertise in financial strategy and operations, coupled with his knowledge of the healthcare sector, will support our efforts to transform disease diagnosis while delivering exceptional value to our shareholders.”

Mr. Kennedy joins Veracyte with over 20 years of executive experience in finance. As president and chief executive officer of MCG Capital, Mr. Kennedy led strategy and operations for the publicly held commercial finance company and assumed various board roles and oversight responsibilities for its portfolio companies in health care and other industries. He led MCG Capital’s successful sale to PennantPark Floating Rate Capital Ltd. in 2015 and consulted for PennantPark Investment Advisors, LLC after the sale. Mr. Kennedy previously served as MCG’s chief financial officer, chief accounting officer and treasurer. Prior to MCG, Mr. Kennedy served as a healthcare executive-in-residence at Arlington Capital Partners and a managing director at GE Capital. Prior to GE Capital, Mr. Kennedy worked for Ernst & Young LLP and served as an officer in the U.S. Air Force. Mr. Kennedy received his M.B.A. from The College of William & Mary and Bachelor of Science with high distinction from Indiana University. Mr. Kennedy is a chartered financial analyst and certified public accountant.

About Veracyte
Veracyte (NASDAQ: VCYT) is pioneering the field of molecular cytology, offering genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. By improving preoperative diagnostic accuracy, the company aims to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Veracyte’s Afirma® Thyroid FNA Analysis centers on the proprietary Afirma Gene Expression Classifier (GEC) and is becoming a new standard of care in thyroid nodule assessment. The Afirma test is recommended in leading practice guidelines and is covered for 185 million lives in the United States, including through Medicare and many commercial insurance plans. Veracyte is expanding its molecular cytology franchise to other clinical areas, beginning with difficult-to-diagnose lung diseases. In 2015, the company launched the Percepta® Bronchial Genomic Classifier, a test to evaluate patients with lung nodules that are suspicious for cancer, which has already received draft Medicare coverage. In October 2016, Veracyte launched its second pulmonology product, the Envisia™ Genomic Classifier, to improve diagnosis of interstitial lung diseases, including idiopathic pulmonary fibrosis. For more information, please visit www.veracyte.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding Mr. Kennedy’s expected start date, our belief that we are well positioned for profitable growth as we target a combined market opportunity of over $2 billion and Mr. Kennedy’s expected support for our efforts to transform disease diagnosis while delivering exceptional value to our shareholders. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: unanticipated changes in the timing of Mr. Kennedy’s start date; the applicability of clinical results to actual outcomes; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; the size of the market opportunity for our products; our ability to successfully achieve adoption of and reimbursement for our products; the amount by which use of our products are able to reduce invasive procedures and misdiagnosis, and reduce healthcare costs; the occurrence and outcomes of clinical studies; the timing and publication of clinical study results; and other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Veracyte, Afirma, Percepta, Envisia, the Veracyte logo, and the Afirma logo are trademarks of Veracyte, Inc.

Source: Veracyte
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Media:
Tracy Morris
650-380-4413
Tracy.Morris@Veracyte.com

Investors:
Pam Lord
Canale Communications
619-849-6003
pam@canalecomm.com